As filed with the Securities and Exchange Commission on February 12, 2024

Registration No. 333-138713

Registration No. 333-147738

Registration No. 333-155540

Registration No. 333-170788

Registration No. 333-185086

Registration No. 333-215196

Registration No. 333-225281

Registration No. 333-225860

Registration No. 333-235632

Registration No. 333-235633
Registration No. 333-251548

Registration No. 333-253753

Registration No. 333-258629

 Registration No. 333-258631

Registration No. 333-266451

Registration No. 333-266452

Registration No. 333-271523

Registration No. 333-271524

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1 to Registration Statement No. 333-138713

Post-Effective Amendment No. 1 to Registration Statement No. 333-147738

Post-Effective Amendment No. 1 to Registration Statement No. 333-155540

Post-Effective Amendment No. 1 to Registration Statement No. 333-170788

Post-Effective Amendment No. 2 to Registration Statement No. 333-185086

Post-Effective Amendment No. 2 to Registration Statement No. 333-215196

Post-Effective Amendment No. 1 to Registration Statement No. 333-225281

Post-Effective Amendment No. 1 to Registration Statement No. 333-225860

Post-Effective Amendment No. 1 to Registration Statement No. 333-235632

Post-Effective Amendment No. 1 to Registration Statement No. 333-235633

Post-Effective Amendment No. 1 to Registration Statement No. 333-251548

Post-Effective Amendment No. 1 to Registration Statement No. 333-253753

Post-Effective Amendment No. 1 to Registration Statement No. 333-258629

Post-Effective Amendment No. 1 to Registration Statement No. 333-258631

Post-Effective Amendment No. 1 to Registration Statement No. 333-266451

Post-Effective Amendment No. 1 to Registration Statement No. 333-266452

Post-Effective Amendment No. 1 to Registration Statement No. 333-271523

Post-Effective Amendment No. 1 to Registration Statement No. 333-271524

UNDER

THE SECURITIES ACT OF 1933

IMMUNOGEN, INC.†

(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	04-2726691 (I.R.S. Employer Identification No.)

c/o AbbVie, Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

(Address of Principal Executive Offices, including zip code)

ImmunoGen, Inc. Inducement Equity Incentive Plan, as amended

ImmunoGen, Inc. Employee Stock Purchase Plan, as amended

ImmunoGen, Inc. Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan

(Full Title of the Plans)

Perry C. Siatis

Executive Vice President, General Counsel and Secretary

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064

(847) 932-7900

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David K. Lam

Steven R. Green

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† In connection with the completion of the transactions to which these Post-Effective Amendments relate, the registrant’s stock ceased trading on the Nasdaq Global Select Market.

DEREGISTRATION OF SHARES

These Post-Effective Amendments No. 1 to the Registration Statements (“Post-Effective Amendments”) filed by ImmunoGen, Inc., a Massachusetts corporation (the “Registrant” or the “Company”), remove from registration all securities that remain unsold under the following registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (Registration No. 333-138713), as amended, filed by the Registrant with the Commission on November 15, 2006, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-147738), as amended, filed by the Registrant with the Commission on November 30, 2007, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-155540), as amended, filed by the Registrant with the Commission on November 21, 2008, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-170788), as amended, filed by the Registrant with the Commission on November 23, 2010, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-185086), as amended, filed by the Registrant with the Commission on November 21, 2012, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-215196), as amended, filed by the Registrant with the Commission on December 20, 2016, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-225281), as amended, filed by the Registrant with the Commission on May 30, 2018, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-225860), as amended, filed by the Registrant with the Commission on June 25, 2018, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-235632), as amended, filed by the Registrant with the Commission on December 20, 2019, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-235633), as amended, filed by the Registrant with the Commission on December 20, 2019, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-251548), as amended, filed by the Registrant with the Commission on December 21, 2020, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-253753), as amended, filed by the Registrant with the Commission on March 2, 2021, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-258629), as amended, filed by the Registrant with the Commission on August 9, 2021, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-258631), as amended, filed by the Registrant with the Commission on August 9, 2021, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-266451), as amended, filed by the Registrant with the Commission on August 1, 2022, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-266452) as amended, filed by the Registrant with the Commission on August 1, 2022, pertaining to the registration of the securities described in the Registration Statement;

•	Registration Statement on Form S-8 (Registration No. 333-271523) as amended, filed by the Registrant with the Commission on April 28, 2023, pertaining to the registration of the securities described in the Registration Statement; and

•	Registration Statement on Form S-8 (Registration No. 333-271524) as amended, filed by the Registrant with the Commission on April 28, 2023, pertaining to the registration of the securities described in the Registration Statement.

On November 30, 2023, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AbbVie Inc., a Delaware corporation (“Parent”), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie (“Intermediate Sub”), and Athene Merger Sub Inc., a Massachusetts corporation and wholly owned subsidiary of Intermediate Sub (“Purchaser”). Pursuant to the Merger Agreement, on February 12, 2024, Purchaser merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

In connection with the completion of the Merger, the Registrant is terminating any and all offerings of the Registrant’s securities pursuant to its existing Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Registrant hereby removes and withdraws from registration all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in North Chicago, Illinois, on this 12th day of February, 2024.

IMMUNOGEN, INC.

By:	/s/ Emily Weith
Name:	Emily Weith
Title:	Secretary

No other person is required to sign this Post-Effective Amendments to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.